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                                                                       Exhibit 5


                       Baker, Donelson, Bearman & Caldwell
                           A Professional Corporation
                         207 Mockingbird Lane, Suite 300
                          Johnson City, Tennessee 37604



                                 August 8, 2001



King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, TN 37620

         Re:  King Pharmaceuticals, Inc. Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to King Pharmaceuticals, Inc., a Tennessee corporation (the "Company"), in connection with the registration on Form S-3 of the Securities Act of 1933, as amended (the "Act"), of up to $1,300,000,000 aggregate amount of (i) shares of the Company's common stock, no par value ("Common Stock"), (ii) shares of preferred stock, in one or more series, as may be designated by the Board of Directors of the Company ("Preferred Stock"),
(iii) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities") and (iv) debt warrants ("Debt Warrants") to purchase Debt Securities, as well as up to $200,000,000 aggregate amount of the Common Stock offered by certain selling shareholders (collectively, the "Securities"). In rendering the opinions set forth below, we have examined the Second Amended and Restated Charter, as amended, the Amended and Restated Bylaws and the corporate proceedings of the Company, and have made such other examinations as we have deemed necessary and, based upon such examination and having regard for applicable legal principles, it is our opinion that:

         (i) the shares of Common Stock and Preferred Stock, when duly issued and delivered in accordance with the resolutions of the Board of Directors of the Company (the "Enabling Resolutions"), or in accordance with the terms of any convertible, exchangeable or exercisable Securities, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and Preferred Stock of the Company, and

         (ii) the Debt Securities and Debt Warrants and debt securities issued upon exercise of the Debt Warrants, when duly authenticated, issued and delivered in accordance with the Enabling Resolutions, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforcement may be limited by




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bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally and that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         The foregoing opinions are subject to, and qualified by, the following additional conditions:

         (a) the due authorization, execution and delivery by the Company, and by each counterparty thereto, of (x) each applicable indenture (including any necessary supplemental indenture or additional corporate proceedings), if any, relating to such of the Debt Securities as are evidences of indebtedness that are offered and sold (or which may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Debt Warrants) and
(y) each applicable warrant agreement (including any necessary warrant agreement supplement or additional corporate proceedings), if any, relating to the Debt Warrants that are offered and sold,

         (b) with respect to the Preferred Stock, the due designation of an applicable series within that class and the due authorization for issuance of such number of shares of Preferred Stock within the series that are offered and sold, and

         (c) with respect to the Common Stock, the due authorization for issuance of such number of shares of Common Stock that are offered and sold.

         We hereby consent to the use of our name in the Registration Statement and the related prospectus wherever contained therein and we also consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Tennessee or New York or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                         Very truly yours,



                                         Baker, Donelson, Bearman & Caldwell